EXHIBIT 10.16

March 22, 2004

Mr. Rick Lepley

Hand Delivery

Dear Rick:

This letter will serve to set forth our mutual understandings with respect to your taking on the duties of Executive Vice President, North American Retail Stores, upon the terms set forth herein.

First, we have prepared and enclose our standard form of Executive Vice President Agreement, which will serve to get you on the appropriate form of agreement for your position in the Company (herein the “Employment Agreement”). This will replace the existing agreements you have with Office Depot, consisting of an employment agreement and letter of understanding with respect to the work you formerly did in Japan. You will still have some cleanup work to do in Japan, but this is now largely replaced by your primary duties as set forth below. Please review and advise if you have any questions; otherwise, we would like to sign that document as soon as we can.

The following are the terms of your temporary assignment as EVP, North American Retail Stores:

•	Your tenure in this position will continue until I determine that a change should be made – or until you decide that you are no longer interested in continuing in this position.

•	At such time as your tenure ends, as set forth in the preceding point, you will revert to the EVP status as set forth in the enclosed Employment Agreement, and your salary will be adjusted back to an appropriate EVP level salary, but not less than the salary levels referred to in the enclosed Employment Agreement.

•	Neither your agreeing to the temporary assignment as EVP, North American Retail Stores, nor your return to your previous EVP duties, as determined by me shall constitute “Good Reason” for termination of your employment agreement.

•	Your annual rate of pay while engaged in the duties of EVP, North American Retail Stores shall be at the rate of $500,000 per annum.

•	You will have all of the benefits of an Executive Vice President of the Company, including the bonus targets for EVPs.

If you have any questions regarding the terms of this assignment, please feel free to contact me. We will select an appropriate time to make the announcement of your new position and duties.

Warm Regards,

Bruce Nelson
Chairman and CEO

The above terms are hereby agreed to:

/s/ RICK LEPLEY
____________________________________
Rick Lepley

Date: 3/22/04